Exhibit 99.1

IMMEDIATE

Dana Incorporated Announces First-Quarter 2017

Financial Results; Affirms Full-Year Guidance

Highlights

•	Sales of $1.7 billion

•	Net income attributable to Dana of $75 million and diluted EPS of $0.51

•	Adjusted EBITDA of $205 million, providing a margin of 12.1 percent

•	Diluted adjusted EPS of $0.63

•	Completed acquisition of U.S. Manufacturing Corporation’s Warren, Michigan, driveline facility

•	Winner of Automotive News PACE Award, Dana’s fifth win overall

•	Earned 12 customer and industry recognition awards

MAUMEE, Ohio, May 2, 2017 – Dana Incorporated (NYSE: DAN) today announced financial results for the first quarter of 2017.

“Dana is off to a good start this year as we successfully launch new programs across end markets and continue to convert our sales backlog. The results this quarter are further evidence of our ability to successfully operate and leverage our cost base during rapid volume and revenue expansion,” said James Kamsickas, Dana president and chief executive officer. “In addition, the targeted and timely acquisitions of Brevini and the U.S. Manufacturing Corporation facility directly align with Dana’s enterprise strategy as they both strengthen our technology portfolio and expand our market reach.”

First-Quarter Financial Results

Sales for the first quarter of 2017 totaled $1.70 billion, compared with $1.45 billion in the same period of 2016, representing a 17 percent increase. The increase was largely due to new business gains, higher end-market demand in global light-truck markets, and improved demand in global off-highway end markets. Currency was a slight headwind of $6 million due to the relative strength of the U.S. dollar against the euro, British pound, and Mexican peso, partially offset by a stronger Brazilian real. The impact of acquisitions added $80 million in sales compared with the prior year.

Net income attributable to Dana for the first quarter was $75 million, compared with $45 million in the same period last year. Net income benefited from increased adjusted EBITDA of $57 million, which was partially offset by higher transaction costs attributable to acquisitions completed in this year’s first quarter, depreciation and amortization expense, and income taxes. Reported diluted earnings per share were $0.51 in the first quarter, compared with $0.30 in 2016.

Adjusted EBITDA of $205 million provided a 12.1 percent margin, which was a 190-basis-point improvement over the first quarter of 2016. Profit this quarter benefited from higher sales volume, and each of the business units delivered improved cost performance. Foreign currency rate changes reduced earnings by $10 million from combined translation and transaction losses. Incremental profit of $60 million in the first quarter of this year was due to strong cost performance, higher end-market demand, and new customer programs in the Light Vehicle Driveline, Power Technologies, and Off-Highway Drive and Motion businesses. This was somewhat offset by weaker volumes in commercial-vehicle markets. The Brevini and U.S. Manufacturing Corporation (USM) acquisitions added $7 million to the comparison.

Diluted adjusted earnings per share in the first quarter of 2017 were $0.63, compared with $0.34 in the same period last year, primarily driven by the year-over-year earnings improvement.

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Operating cash flow in the first quarter was $11 million, compared with a use of $27 million in the same period of 2016. Operating cash flow in the first quarter of 2017 includes a use of $25 million to settle trade payables with USM as part of the cash paid at closing to acquire the USM Warren operation.    Inclusive of capital spending of $96 million in the first quarter of 2017, free cash flow was a use of $85 million, a $13 million improvement over the same period last year. Higher earnings and lower interest more than offset the higher level of capital spending, restructuring payments, and transaction costs associated with acquisitions. On significantly higher sales, working capital used during the first quarter, exclusive of the USM trade payable settlement, was comparable with last year’s first quarter.

2017 Full-Year Financial Targets(1)

Dana has affirmed key financial guidance. With the completion of the USM acquisition, full-year 2017 results are expected to be at the higher end of the guidance ranges with the exception of cash flow, due to the above-mentioned settlement of trade payables related to the USM acquisition.

•	Sales of $6.2 to $6.4 billion;

•	Adjusted EBITDA of $695 to $725 million;

•	Adjusted EBITDA as a percent of sales of 11.2 to 11.4 percent;

•	Diluted adjusted EPS of $1.60 to $1.80;

•	Cash flow from operations of $410 to $450 million;

•	Capital spending of $350 to $370 million; and

•	Free cash flow of $50 to $90 million.

[1]	Net income and diluted EPS guidance is not provided, as discussed below in Non-GAAP Financial Information.

Innovation and Technology Driving Exceptional Customer Satisfaction

Dana’s strategic commitment to providing its customers with innovative solutions and world-class customer service is evident by the recognition received across each of its businesses during the quarter. In addition to winning the Automotive News PACE Award for its Victor Reinz® multi-layer steel transmission pump gasket in April, Dana received multiple awards from major customers, including FCA, General Motors, John Deere, Manitou, Mercedes Benz, and Volvo.

“The positive customer and industry recognition that Dana has received across all of our business units is tangible proof that our customers acknowledge and appreciate Dana’s relentless passion to provide exceptional customer satisfaction and cutting-edge solutions, enabling them to win in their respective markets,” stated Mr. Kamsickas. “We are successfully leveraging our 113 years of expertise and collaborative culture to serve our customers in each of our end markets.”

Supporting Growth Through Expansion

In addition to the acquisition of Brevini and the USM facility, Dana also celebrated the grand opening of its new Australian manufacturing facility and broke ground on a new gear manufacturing facility in Győr, Hungary.

Being in close proximity to major customers enables Dana to better support new business growth, strengthen its supply chain, and deliver technologies to its customers more quickly and cost effectively.

Dana to Host Conference Call at 9 a.m. Today

Dana will discuss its first-quarter results in a conference call at 9 a.m. EDT today. Participants may listen to the conference call via audio streaming online or telephone. Slide viewing is available via Dana’s investor website: www.dana.com/investors. U.S. and Canadian locations should dial 1-888-311-4590 and international locations should dial 1-706-758-0054. Please enter conference I.D. 6910233 and ask for the “Dana Incorporated’s Financial Webcast and Conference Call.” Phone registration will be available starting at 8:30 a.m.

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An audio recording of the webcast will be available after 5 p.m. today by dialing 1-855-859-2056 (U.S. or Canada) or 1-404-537-3406 (international) and entering conference I.D. 6910233. A webcast replay will be available after 5 p.m. today, and may be accessed via Dana’s investor website.

Non-GAAP Financial Information

This release refers to adjusted EBITDA, a non-GAAP financial measure which we have defined as net income before interest, taxes, depreciation, amortization, equity grant expense, restructuring expense and other adjustments not related to our core operations (gain/loss on debt extinguishment, pension settlements, divestitures, impairment, etc.). Adjusted EBITDA is a measure of our ability to maintain and continue to invest in our operations and provide shareholder returns. We use adjusted EBITDA in assessing the effectiveness of our business strategies, evaluating and pricing potential acquisitions and as a factor in making incentive compensation decisions. In addition to its use by management, we also believe adjusted EBITDA is a measure widely used by securities analysts, investors and others to evaluate financial performance of our company relative to other Tier 1 automotive suppliers. Adjusted EBITDA should not be considered a substitute for income before income taxes, net income or other results reported in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Diluted adjusted EPS is a non-GAAP financial measure, which we have defined as adjusted net income divided by adjusted diluted shares. We define adjusted net income as net income (loss) attributable to the parent company, excluding any nonrecurring income tax items, restructuring and impairment expense, amortization expense, and other adjustments not related to our core operations (as used in adjusted EBITDA), net of any associated income tax effects. We define adjusted diluted shares as diluted shares as determined in accordance with GAAP based on adjusted net income. This measure is considered useful for purposes of providing investors, analysts, and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to EPS reported by other companies. Diluted adjusted EPS is neither intended to represent nor be an alternative measure to diluted EPS reported under GAAP.

Free cash flow is a non-GAAP financial measure, which we have defined as cash provided by (used in) operating activities, less purchases of property, plant, and equipment. We believe this measure is useful to investors in evaluating the operational cash flow of the company inclusive of the spending required to maintain the operations. Free cash flow is neither intended to represent nor be an alternative to the measure of net cash provided by (used in) operating activities reported under GAAP. Free cash flow may not be comparable to similarly titled measures reported by other companies.

The accompanying financial information provides reconciliations of adjusted EBITDA, diluted adjusted EPS and free cash flow to the most directly comparable financial measures calculated and presented in accordance with GAAP. We have not provided a reconciliation of our adjusted EBITDA and diluted adjusted EPS outlook to the most comparable GAAP measures of net income and diluted EPS. Providing net income and diluted EPS guidance is potentially misleading and not practical given the difficulty of projecting event driven transactional and other non-core operating items that are included in net income and diluted EPS, including restructuring actions, asset impairments and income tax valuation adjustments. The accompanying reconciliations of these non-GAAP measures with the most comparable GAAP measures for the historical periods presented are indicative of the reconciliations that will be prepared upon completion of the periods covered by the non-GAAP guidance.

Please reference the “Non-GAAP financial information” accompanying our quarterly earnings conference call presentations on our website at www.dana.com/investors for our GAAP results and the reconciliations of these measures, where used, to the comparable GAAP measures.

Forward-Looking Statements

Certain statements and projections contained in this news release are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our

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industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this news release speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

About Dana Incorporated

Dana is a world leader in highly engineered solutions for improving the efficiency, performance, and sustainability of powered vehicles and machinery. Dana supports the passenger vehicle, commercial truck, off-highway, and industrial markets as well as industrial and stationary equipment applications. Founded in 1904, Dana employs approximately 27,000 people in 34 countries on six continents who are committed to delivering long-term value to customers. The company reported sales of more than $5.8 billion in 2016. Based in Maumee, Ohio, the company’s headquarters operations were selected as a “Top Workplace” by The (Toledo) Blade in 2017. For more information, please visit dana.com.

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Media Contact:	Jeff Cole +1-419-887-3535 jeff.cole@dana.com

Investor Contact:	Craig Barber +1-419-887-5166 craig.barber@dana.com

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DANA INCORPORATED

Quarterly Financial Information and Reconciliations of Non-GAAP Financial Measures

Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP financial measure which we have defined as net income before interest, taxes, depreciation, amortization, equity grant expense, restructuring expense and other adjustments not related to our core operations (gain/loss on debt extinguishment, pension settlements, divestitures, impairment, etc.). Adjusted EBITDA is a measure of our ability to maintain and continue to invest in our operations and provide shareholder returns. We use adjusted EBITDA in assessing the effectiveness of our business strategies, evaluating and pricing potential acquisitions and as a factor in making incentive compensation decisions. In addition to its use by management, we also believe adjusted EBITDA is a measure widely used by securities analysts, investors and others to evaluate financial performance of our company relative to other Tier 1 automotive suppliers. Adjusted EBITDA should not be considered a substitute for income before income taxes, net income or other results reported in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Diluted adjusted EPS is a non-GAAP financial measure which we have defined as adjusted net income divided by adjusted diluted shares. We define adjusted net income as net income attributable to the parent company, excluding any nonrecurring income tax items, restructuring charges, amortization expense and other adjustments not related to our core operations (as used in adjusted EBITDA), net of any associated income tax effects. We define adjusted diluted shares as diluted shares as determined in accordance with GAAP based on adjusted net income. This measure is considered useful for purposes of providing investors, analysts and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to EPS reported by other companies. Diluted adjusted EPS is neither intended to represent nor be an alternative measure to diluted EPS reported under GAAP.

Free cash flow is a non-GAAP financial measure which we have defined as net cash provided by (used in) operating activities less purchases of property, plant and equipment. We believe this measure is useful to investors in evaluating the operational cash flow of the company inclusive of the spending required to maintain the operations. Free cash flow is neither intended to represent nor be an alternative to the measure of net cash provided by (used in) operating activities reported under GAAP. Free cash flow may not be comparable to similarly titled measures reported by other companies.

The accompanying financial information provides reconciliations of adjusted EBITDA, diluted adjusted EPS and free cash flow to the most directly comparable financial measures calculated and presented in accordance with GAAP. We have not provided a reconciliation of our adjusted EBITDA and diluted adjusted EPS outlook to the most comparable GAAP measures of net income and diluted EPS. Providing net income and diluted EPS guidance is potentially misleading and not practical given the difficulty of projecting event driven transactional and other non-core operating items that are included in net income and diluted EPS, including restructuring actions, asset impairments and income tax valuation adjustments. The accompanying reconciliations of these non-GAAP measures with the most comparable GAAP measures for the historical periods presented are indicative of the reconciliations that will be prepared upon completion of the periods covered by the non-GAAP guidance.

DANA INCORPORATED

Consolidated Statement of Operations (Unaudited)

For the Three Months Ended March 31, 2017 and 2016

	Three Months Ended
(In millions, except per share amounts)	March 31,
	2017	2016
Net sales	$1,701	$1,449
Costs and expenses
Cost of sales	1,438	1,250
Selling, general and administrative expenses	121	98
Amortization of intangibles	2	2
Restructuring charges, net	2	1
Other expense, net	(9)	(2)

Income before interest and income taxes	129	96
Interest income	3	3
Interest expense	27	27

Income before income taxes	105	72
Income tax expense	30	24
Equity in earnings of affiliates	5

Net income	80	48
Less: Noncontrolling interests net income	5	3
Less: Redeemable noncontrolling interest net income

Net income attributable to the parent company	$75	$45

Net income per share attributable to the parent company
Basic	$0.52	$0.30
Diluted	$0.51	$0.30
Weighted-average shares outstanding - Basic	144.6	149.4
Weighted-average shares outstanding - Diluted	145.9	149.9
Cash dividends declared per share	$0.06	$0.06

DANA INCORPORATED

Consolidated Statement of Comprehensive Income (Unaudited)

For the Three Months Ended March 31, 2017 and 2016

	Three Months Ended
(In millions)	March 31,
	2017	2016
Net income	$80	$48
Other comprehensive income (loss), net of tax:
Currency translation adjustments	30	30
Hedging gains and losses	(4)	3
Investment and other gains and losses		2
Defined benefit plans	5	7

Other comprehensive income	31	42

Total comprehensive income	111	90
Less: Comprehensive income attributable to noncontrolling interests	(7)	(4)
Less: Comprehensive loss attributable to redeemable noncontrolling interest	1

Comprehensive income attributable to the parent company	$105	$86

DANA INCORPORATED

Consolidated Balance Sheet (Unaudited)

As of March 31, 2017 and December 31, 2016

(In millions, except share and per share amounts)	March 31,	December 31,
	2017	2016
Assets
Current assets
Cash and cash equivalents	$423	$707
Marketable securities	31	30
Accounts receivable
Trade, less allowance for doubtful accounts of $7 in 2017 and $6 in 2016	1,009	721
Other	129	110
Inventories	814	638
Other current assets	98	78

Total current assets	2,504	2,284
Goodwill	134	90
Intangibles	180	109
Deferred tax assets	578	588
Other noncurrent assets	60	226
Investments in affiliates	158	150
Property, plant and equipment, net	1,676	1,413

Total assets	$5,290	$4,860

Liabilities and equity
Current liabilities
Notes payable, including current portion of long-term debt	$213	$69
Accounts payable	1,028	819
Accrued payroll and employee benefits	150	149
Taxes on income	22	15
Other accrued liabilities	203	201

Total current liabilities	1,616	1,253
Long-term debt, less debt issuance costs of $20 in 2017 and $21 in 2016	1,623	1,595
Pension and postretirement obligations	569	565
Other noncurrent liabilities	255	205

Total liabilities	4,063	3,618

Commitments and contingencies
Redeemable noncontrolling interest	44
Parent company stockholders’ equity
Preferred stock, 50,000,000 shares authorized, $0.01 par value, no shares outstanding	—	—
Common stock, 450,000,000 shares authorized, $0.01 par value, 144,541,593 and 143,938,280 shares outstanding	2	2
Additional paid-in capital	2,334	2,327
Retained earnings	82	195
Treasury stock, at cost (6,957,065 and 6,812,784 shares)	(86)	(83)
Accumulated other comprehensive loss	(1,254)	(1,284)

Total parent company stockholders’ equity	1,078	1,157
Noncontrolling interests	105	85

Total equity	1,183	1,242

Total liabilities and equity	$5,290	$4,860

DANA INCORPORATED

Consolidated Statement of Cash Flows (Unaudited)

For the Three Months Ended March 31, 2017 and 2016

	Three Months Ended
(In millions)	March 31,
	2017	2016
Operating activities
Net income	$80	$48
Depreciation	49	41
Amortization of intangibles	3	2
Amortization of deferred financing charges	1	1
Earnings of affiliates, net of dividends received	(5)	2
Stock compensation expense	4	2
Deferred income taxes	10	4
Pension contributions, net	(2)	(7)
Change in working capital	(133)	(128)
Other, net	4	8

Net cash provided by (used in) operating activities (1)	11	(27)

Investing activities
Purchases of property, plant and equipment (1)	(96)	(71)
Acquisition of businesses, net of cash acquired	(184)	(18)
Purchases of marketable securities	(11)	(12)
Proceeds from sales of marketable securities		3
Proceeds from maturities of marketable securities	13	8
Other	(4)	(2)

Net cash used in investing activities	(282)	(92)

Financing activities
Net change in short-term debt	(1)	11
Proceeds from long-term debt		32
Repayment of long-term debt	(17)	(24)
Dividends paid to common stockholders	(9)	(9)
Distributions paid to noncontrolling interests	(1)	(1)
Repurchases of common stock		(28)
Other	2	(1)

Net cash used in financing activities	(26)	(20)

Net decrease in cash and cash equivalents	(297)	(139)
Cash and cash equivalents - beginning of period	707	791
Effect of exchange rate changes on cash balances	13	17

Cash and cash equivalents - end of period	$423	$669

(1)	Free cash flow of ($85) in 2017 and ($98) in 2016 is the sum of net cash provided by operating activities reduced by the purchases of property, plant and equipment.

DANA INCORPORATED

Segment Sales and Segment EBITDA (Unaudited)

For the Three Months Ended March 31, 2017 and 2016

(In millions)	Three Months Ended March 31,
	2017	2016
Sales
Light Vehicle	$761	$613
Commercial Vehicle	329	333
Off-Highway	328	241
Power Technologies	283	262

Total Sales	$1,701	$1,449

Segment EBITDA
Light Vehicle	$89	$58
Commercial Vehicle	28	26
Off-Highway	45	32
Power Technologies	50	35

Total Segment EBITDA	212	151
Corporate expense and other items, net	(7)	(3)

Adjusted EBITDA	$205	$148

DANA INCORPORATED

Reconciliation of Segment and Adjusted EBITDA to Net Income (Unaudited)

For the Three Months Ended March 31, 2017 and 2016

	Three Months Ended
(In millions)	March 31,
	2017	2016
Segment EBITDA	$212	$151
Corporate expense and other items, net	(7)	(3)

Adjusted EBITDA	205	148
Depreciation	(49)	(41)
Amortization of intangibles	(3)	(2)
Restructuring	(2)	(1)
Stock compensation expense	(4)	(2)
Strategic transaction expenses	(11)	(2)
Acquisition related inventory adjustments	(6)
Other items	(1)	(4)
Distressed supplier costs		(1)
Amounts attributable to previously divested/closed operations		1
Interest expense	(27)	(27)
Interest income	3	3

Income before income taxes	105	72
Income tax expense	30	24
Equity in earnings of affiliates	5

Net income	$80	$48

DANA INCORPORATED

Diluted Adjusted EPS (Unaudited)

For the Three Months Ended March 31, 2017 and 2016

(In millions, except per share amounts)

	Three Months Ended March 31,
	2017	2016
Net income attributable to parent company	$75	$45
Items impacting income before income taxes:
Restructuring charges	2	1
Amortization of intangibles	3	2
Strategic transaction expenses	11	2
Acquisition related inventory adjustments	6
Other items		(2)
Items impacting income taxes:
Net income tax expense on items above	(5)
Tax effects of legal entity restructuring		3

Adjusted net income	$92	$51

Diluted shares - as reported	146	150

Adjusted diluted shares	146	150

Diluted adjusted EPS	$0.63	$0.34